UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2007

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

As previously disclosed, Hawaiian Airlines (“Hawaiian”) the Registrant’s principal operating subsidiary filed suit in the United States Bankruptcy Court for the District of Hawaii against Mesa Air Group, Inc. (“Mesa”) in February 2006, alleging that Mesa misused confidential and proprietary information that had been provided by Hawaiian to Mesa in 2004, pursuant to a process that was established by the Bankruptcy Court to facilitate Hawaiian’s efforts to solicit potential investment in connection with a Chapter 11 plan of reorganization. Hawaiian is seeking monetary damages and a one-year injunction prohibiting Mesa from selling airline tickets in the interisland markets in Hawaii. The trial commenced on September 28, 2007 following the conclusion of an Evidentiary Hearing that began on September 25, 2007. During the Evidentiary Hearing, Hawaiian presented evidence supporting a motion for sanctions claiming that an executive officer of Mesa had destroyed evidence related to the case. At the conclusion of the Evidentiary Hearing the presiding judge issued a finding of fact concluding that (i) Mesa retained information in contravention of the contract, (ii) Mesa misused the information, and (iii) the misuse of the information was a substantial factor in Mesa’s decision to enter the Hawaii interisland market. In the subsequent trial, it remained Hawaiian’s burden to prove that the information provided to Mesa was confidential evaluation material as defined by the contract between the parties and support its claim for damages and other relief. In support of its claim for damages, Peter Ingram, the Registrant’s Chief Financial Officer, testified that the negative financial impact, i.e., reduction in operating income, was estimated between $40 and $50 million in the most recent 12 months attributable to Mesa’s entry in the interisland market. In addition, a consultant for the Registrant provided expert testimony in support of the monetary damages sought by the Registrant stating that the Registrant’s actual financial damages through September 2007 are approximately $71 million, and that estimated future damages would amount to approximately $102 million, resulting in a total damages claim of $173 million.

The trial concluded on October 4, 2007 and the presiding judge took the matter under advisement subject to his issuance of a ruling. The Registrant can offer no assurances that Hawaiian will prevail on the merits of its claim in its lawsuit against Mesa, or that Hawaiian will be awarded damages or other relief at or near the levels being sought in such lawsuit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to safe harbors created therein.  These forward-looking statements include, but are not limited to, those statements related to the amount of monetary damages sought by the Registrant in its lawsuit against Mesa. These forward-looking statements involve known and unknown risks and uncertainties that may cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Registrant will not prevail on the merits of its claim in its lawsuit against Mesa, and the risk that the Registrant will not be awarded damages at or near the levels being sought in such lawsuit. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Current Report on Form 8-K, except as required by law. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. You should carefully review the risk factors described in other documents that the Registrant files from time to time with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2007

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Peter R. Ingram
	Name:	Peter R. Ingram
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer